MC LAW GROUP
A PROFESSIONAL CORPORATION

4100 NEWPORT PLACE, SUITE 830
NEWPORT BEACH, CALIFORNIA 92660-2422
TELEPHONE: 949.250.8655
FACSIMILE:  949.250.8656

                    Opinion of Counsel and Consent of Counsel

Board of Directors
Rapid Bio Tests Corporation

Re: Registration Statement on Form S-8

Gentlemen:

We have acted as special securities counsel for Rapid Bio Tests Corporation, a Nevada corporation (the "Company"). You have requested our opinion in connection with the registration by the Company of 5,450,000 shares (the "Shares") of its common stock to be registered pursuant to a registration statement on Form S-8 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. (Such registration statement, as amended or supplemented is hereinafter referred to as the "Registration Statement.") The Shares are to be issued under the Company's Business Consultants/Independent Contractor Compensation Plan (the "Plan").

You have advised that:

1. The Company is current in its reporting responsibilities to the Securities and Exchange Commission as mandated by the Securities Exchange Act of 1934, as amended.

2. The individuals listed in the Registration Statement have provided and have agreed to provide bona-fide services to the Company which are not and which will not be in relation to the offer or sale of securities in a capital-raising transaction, and which did not and which will not either directly or indirectly promote or maintain a market for the Company's securities.

3. The Company has agreed to issue its common stock to the individuals named in the Registration Statement as compensation for their services on behalf of the Company.

4. The shares to be issued to these individuals are pursuant to corporate resolution and the approval of the Board of Directors of the Company. These shares shall be registered pursuant to a Registration Statement on Form S-8 and may be issued without restrictive legend.

We have read such documents as have been made available to us. For purposes of this opinion, we have assumed the authenticity of such documents.

Rapid Bio Tests Corporation
Page 2




Based on the accuracy of the information supplied to us, it is our opinion that the Company may avail itself of a Registration Statement on Form S-8, and is qualified to do so. Further, subject to the limitation set forth in the Company's Articles of Incorporation with respect to the maximum number of shares of common stock that the Company is authorized to issue, and assuming that the Shares will be issued as set forth in the Plan and the Registration Statement, at a time when effective, and that the Company will fully comply with all applicable securities laws involved under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated pursuant to said Acts, and in those states of foreign jurisdictions in which the Shares may be sold, we are of the opinion that, upon proper and legal issuance of the Shares and receipt of the consideration to be paid for the Shares, the Shares will be validly issued, fully paid and nonassessable shares of common stock of the Company.

Further, with respect to the issuance of the shares to the individuals listed in the Registration Statement, we are of the opinion that those persons are eligible participants in the Plan and may be issued shares of the Company's Common Stock registered in the Registration Statement without restriction on transfer or restrictive legend.

This opinion does not cover any matters related to any re-offer or re-sale of the Shares by any Plan participants, once properly and legally issued pursuant to the Plan as described in the Registration Statement.

We hereby consent to the filing of this opinion with the Commission as Exhibit
5.1 to the Registration Statement. We also consent to the reference to our firm under the heading in the Registration Statement.

In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of Nevada or the federal law of the United States be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you pursuant to the applicable rules and regulations promulgated under the Act in connection with the filing of the Registration Statement.

Sincerely,

/s/ MC Law Group

MC Law Group
June 24, 2003